Exhibit 99.1

New Senior Announces Second Quarter 2019 Results

Raises Midpoint of 2019 AFFO Guidance Range

NEW YORK--(BUSINESS WIRE)--August 2, 2019--New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE:SNR) announced today its results for the quarter ended June 30, 2019.

SECOND QUARTER 2019 FINANCIAL HIGHLIGHTS

  Declared cash dividend of $0.13 per common share
  Net loss attributable to common stockholders of $10.2 million, or $(0.12) per diluted share
  Total net operating income (“NOI”) of $41.1 million
  Adjusted same store cash NOI decreased 0.4% versus 2Q18 and increased 3.1% versus 1Q19. Excluding six properties being marketed for sale as of June 30, 2019, adjusted same store cash NOI increased 0.7% versus 2Q18.
  Normalized Funds from Operations (“Normalized FFO”) of $12.1 million, or $0.14 per diluted share
  AFFO of $13.6 million, or $0.16 per diluted share
  Normalized Funds Available for Distribution (“Normalized FAD”) of $11.2 million, or $0.13 per diluted share

SECOND QUARTER 2019 BUSINESS HIGHLIGHTS

  Continued to execute on plans to address underperforming AL/MC properties
    Closed on the sale of two underperforming AL/MC assets for $14 million with proceeds used to repay debt
    Ongoing evaluation of assets aimed at optimizing portfolio mix and driving better operating performance
  Entered into a 3-year, $350 million interest rate swap, improving the Company’s fixed rate debt exposure to 43%
  Continued to make corporate governance improvements, including the appointment of a new independent director
  Raised midpoint of full year 2019 AFFO guidance range

“New Senior delivered solid earnings results in the second quarter, which were in line with guidance expectations for the full year,” said Susan Givens, Chief Executive Officer. “Our team continues to make progress executing our strategic priorities, completing the sale of two underperforming AL/MC assets in the quarter and further improving our balance sheet with the execution of our $350 million interest rate swap.”

SECOND QUARTER 2019 RESULTS

Dollars in thousands, except per share data
	For the Quarter Ended June 30, 2019			For the Quarter Ended June 30, 2018
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net loss attributable to common stockholders	$(10,185)	$(0.12)	$(0.12)	$(39,081)	$(0.48)	$(0.48)

Non-GAAP(A)
NOI	$41,063	N/A	N/A	$45,342	N/A	N/A
FFO	10,692	$0.13	$0.13	(14,560)	$(0.18)	$(0.18)
Normalized FFO	12,118	$0.15	$0.14	12,609	$0.15	$0.15
AFFO	13,553	$0.16	$0.16	14,989	$0.18	$0.18
Normalized FAD (B)	11,186	$0.14	$0.13	13,836	$0.17	$0.17

(A) See tables at end of press release for reconciliation of non-GAAP measures to net loss, the most comparable GAAP measure.

(B) Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to stockholders.

SECOND QUARTER 2019 GAAP RESULTS

New Senior recorded a GAAP net loss attributable to common stockholders of $10.2 million, or $(0.12) per diluted share, for the second quarter of 2019, compared to a GAAP net loss of $39.1 million, or $(0.48) per diluted share, for the second quarter of 2018. The year over year decrease in net loss attributable to common stockholders was primarily driven by a $59 million loss on extinguishment of debt and partially offset by a $40 million gain of lease termination, both in the second quarter of 2018.

SECOND QUARTER 2019 PORTFOLIO PERFORMANCE

					Excluding Assets Being Marketed
	Adjusted Same Store Cash NOI				as of June 30, 2019(A)
	Properties	2Q 2018	2Q 2019	YoY	Properties	YoY
Managed Properties	121	$ 40,157	$ 39,955	(0.5%)	115	0.6%
NNN Property	1	1,398	1,437	2.8%	1	2.8%
Total Portfolio	122	$ 41,555	$ 41,392	(0.4%)	116	0.7%

					Excluding Assets Being Marketed
	Adjusted Same Store Cash NOI - Managed				as of June 30, 2019(A)
	Properties	2Q 2018	2Q 2019	YoY	Properties	YoY
IL Properties	102	$ 34,472	$ 34,936	1.3%	100	1.3%
AL/MC Properties	19	5,686	5,018	(11.7%)	15	(4.3%)
Total Managed Portfolio	121	$ 40,157	$ 39,955	(0.5%)	115	0.6%

	Adjusted Same Store Cash NOI - Managed
	Properties	2Q 2018	2Q 2019	YoY
Properties Transitioned in 1Q19	9	$ 870	$ 298	(65.7%)

(A) Table provided for illustrative purposes only.

2019 STRATEGIC PRIORITIES UPDATE

As previously announced in February, the Company has identified several strategic priorities for 2019, including: 1) optimizing the portfolio, 2) managing operator concentration, 3) strengthening the balance sheet and 4) increasing the transparency of financial results. The Company continues to make significant progress across all these areas and below is an update on these initiatives:

1.

Optimize Portfolio: The Company intends to further improve the overall quality, performance and diversification of its portfolio through a combination of intensive asset management, operator transitions and dispositions of underperforming assets.

  Asset Sales: The Company closed on the sale of two underperforming AL/MC assets during the second quarter.
    Gross proceeds from the transactions of approximately $14 million were used to repay debt.
  Together with the previously announced operator transitions, to date in 2019 the Company has implemented plans to improve performance at nearly 50% of its AL/MC portfolio.
  The Company is continuing to evaluate its portfolio with the goal of optimizing the portfolio mix and driving better overall performance.

2.

Manage Operator Concentration: The Company recognizes the benefits of having a diversified portfolio of operators and continues to actively evaluate all of its operator relationships as it seeks to improve performance and position the Company for growth.

  Year to date, the Company has added two new operating partners with significant experience in the senior housing industry, Integral Senior Living and Phoenix Senior Living. These operators were added to the Company’s portfolio in the first quarter in connection with its previously announced operator transitions.

3.	Strengthen Balance Sheet: The Company is committed to improving its balance sheet with the goal of reducing leverage over time and increasing flexibility.

  In the second quarter, the Company executed a $350 million interest rate swap, converting floating rate debt to fixed rate debt and increasing fixed rate debt exposure from 24% to 43%. The swap further strengthens the Company’s balance sheet and reduces risk from interest rate volatility.
  The Company has no debt maturities until the fourth quarter of 2021. This next debt maturity represents only 4% of total debt outstanding.
  The Company is continuing to evaluate its capital structure for opportunities to extend debt maturities, lower debt costs and improve its fixed rate exposure.

4.

Increase Transparency of Financial Results: Management provided guidance for 2019 and expects to continue to provide guidance on an ongoing basis. The Company is committed to continuing to provide increased transparency through its financial disclosures.

2019 AFFO GUIDANCE MIDPOINT RAISED

  New Senior is raising the midpoint of its AFFO guidance by changing the range from $0.61 to $0.67 per share to a range of $0.62 to $0.67 per share, in addition to updating its outlook for net loss attributable to common stockholders, FFO and normalized FFO. Additional details can be found below.
	Full Year 2019 Guidance
	Per Share
	Low		High
Net Loss Attributable to Common Stockholders	$(0.54)	-	$(0.49)
FFO	$0.45	-	$0.50
Normalized FFO	$0.52	-	$0.57
AFFO	$0.62	-	$0.67
  Key Guidance Assumptions
    Same store managed cash NOI: (3.0%) to 0.0% versus 2018
    Debt: LIBOR assumed at 2.50% (each 25bps change in LIBOR equates to $0.03 per share annually)
    Cash G&A: $18 million
    Shares: 84 million diluted shares outstanding
  The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

SETTLEMENT OF DERIVATIVE LAWSUIT

As previously announced, the Company reached an agreement to settle a derivative lawsuit brought on behalf of the Company against certain current and former members of the Company’s Board, Fortress Investment Group LLC and certain affiliates, and Holiday Acquisition Holdings LLC. The settlement provides for the payment of $53 million to the Company and the recommendation of certain corporate governance changes in exchange for customary releases. The settlement was approved by the Delaware Court of Chancery on July 31, 2019 and a judgment issued the same day. Settlement funds must be deposited by each of the defendants within 10 business days of the approved settlement. Once the funds are deposited, and upon the later of the (i) the expiration of the time for filing or noticing of an appeal or a motion for reargument of the court's judgment, (ii) the date of final affirmance on appeal or reargument of the Court's judgment, or (iii) the final dismissal of any appeal, plaintiff’s counsel is required to pay the settlement funds to the Company within 10 business days. Cash proceeds to the Company will be reduced by a Court-approved fee and expense award to plaintiff’s counsel of $14.5 million, which is inclusive of attorneys’ fees and out of pocket expenses, any taxes on any earned income on the settlement amount, and any tax expenses and costs incurred in determining and paying such taxes. The Company will also pay certain other unreimbursed legal fees of the Company. The Company previously submitted and recommended the agreed-upon governance changes to its stockholders at the Company's annual meeting of shareholders which was held in June 2019.

SECOND QUARTER DIVIDEND

On July 31, 2019, the Company’s Board declared a cash dividend of $0.13 per share for the quarter ended June 30, 2019. The dividend is payable on September 20, 2019 to shareholders of record on September 6, 2019.

ADDITIONAL INFORMATION

For additional information that management believes is useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on August 2, 2019 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (877) 694-6694 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Second Quarter 2019 Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on September 2, 2019 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “2947187.”

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of June 30, 2019, New Senior is one of the largest owners of senior housing properties, with 131 properties across 37 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s 2019 strategic priorities (including, without limitation, plans relating to optimizing the Company’s portfolio through operator transitions and asset sales, plans to manage operator concentration and plans to strengthen the balance sheet and potentially reduce leverage) and expectations with respect to the potential range of 2019 financial results, and the declaration or amount of any future dividend. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the transition to self-management, the asset management by third parties and market conditions affecting demand and supply for senior housing. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets
(dollars in thousands, except share data)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Real estate investments:
Land	$177,956	$177,956
Buildings, improvements and other	2,352,264	2,335,813
Accumulated depreciation	(399,731)	(358,368)
Net real estate property	2,130,489	2,155,401
Acquired lease and other intangible assets	8,638	8,638
Accumulated amortization	(3,055)	(2,877)
Net real estate intangibles	5,583	5,761
Net real estate investments	2,136,072	2,161,162

Cash and cash equivalents	35,398	72,422
Receivables and other assets, net	43,447	52,674
Total Assets	$2,214,917	$2,286,258

Liabilities, Redeemable Preferred Stock and Equity
Liabilities
Debt, net	$1,871,991	$1,884,882
Due to affiliates	-	26,245
Accrued expenses and other liabilities	68,551	52,679
Total Liabilities	$1,940,542	$1,963,806

Commitments and contingencies

Redeemable preferred stock, $0.01 par value with $100 liquidation preference, 400,000 shares authorized, issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	$40,500	$40,000

Equity
Preferred stock, $0.01 par value, 99,600,000 shares (excluding 400,000 shares of redeemable preferred stock) authorized, none issued or outstanding as of June 30, 2019 and December 31, 2018	$-	$-
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 83,126,259 and 82,148,869 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	831	821
Additional paid-in capital	899,386	898,135
Accumulated deficit	(660,078)	(616,504)
Accumulated other comprehensive loss	(6,264)	-
Total Equity	$233,875	$282,452

Total Liabilities, Redeemable Preferred Stock and Equity	$2,214,917	$2,286,258

Consolidated Statements of Operations
(dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues
Resident fees and services	$114,437	$96,484	$230,474	$171,827
Rental revenue	1,583	12,368	3,165	36,243
Total revenues	116,020	108,852	233,639	208,070

Expenses
Property operating expense	74,957	63,510	152,304	115,609
Depreciation and amortization	20,755	24,521	41,542	51,246
Interest expense	23,483	25,755	47,202	47,678
General and administrative expense	5,372	3,140	10,356	6,892
Acquisition, transaction and integration expense	411	8,683	1,061	11,571
Management fees and incentive compensation to affiliate	-	3,687	-	7,439
Loss on extinguishment of debt	335	58,544	335	58,544
Other expense	107	32	1,352	1,412
Total expenses	125,420	187,872	254,152	300,391
Loss on sale of real estate	(122)	-	(122)	-
Gain on lease termination	-	40,090	-	40,090
Loss before income taxes	(9,522)	(38,930)	(20,635)	(52,231)
Income tax expense	64	151	144	199
Net loss	$(9,586)	$(39,081)	$(20,779)	$(52,430)
Deemed dividend on redeemable preferred stock	$(599)	$-	$(1,197)	$-
Net loss attributable to common stockholders	$(10,185)	$(39,081)	$(21,976)	$(52,430)

Net loss per share of common stock
Basic and diluted(A)	$(0.12)	$(0.48)	$(0.27)	$(0.64)

Weighted average number of shares of common stock outstanding
Basic and diluted(B)	82,209,844	82,148,869	82,206,475	82,148,869

Dividends declared per share of common stock	$0.13	$0.26	$0.26	$0.52

(A) Basic earnings per share (“EPS”) is calculated by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding. The outstanding shares used to calculate the weighted average basic shares excludes 916,415 restricted stock awards as of June 30, 2019, as those shares were issued but were not vested and therefore, not considered outstanding for purposes of computing basic loss per share as of June 30, 2019. Diluted EPS is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B) Dilutive share equivalents and options were excluded given our loss position, so basic and diluted EPS were the same for each reporting period.

Consolidated Statements of Cash Flows
(dollars in thousands, except share data)

	Six Months Ended June 30,
	2019	2018
	(unaudited)
Cash Flows From Operating Activities
Net loss	$(20,779)	$(52,430)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of tangible assets and amortization of intangible assets	41,542	51,281
Amortization of deferred financing costs	2,305	5,294
Amortization of deferred revenue, net	1,035	1,196
Non-cash straight line rental revenue	(321)	(5,019)
Non-cash adjustment on lease termination	-	29,910
Loss on extinguishment of debt	335	58,544
Provision for bad debt	-	900
Amortization of equity-based compensation	986	-
Loss on sale of real estate	122	-
Other non-cash expense	1,159	1,257
Changes in:
Receivables and other assets, net	(1,818)	(5,103)
Due to affiliates	(25,995)	3,590
Accrued expenses and other liabilities	6,295	12,464
Net cash provided by operating activities	$4,866	$101,884

Cash Flows From Investing Activities
Proceeds from sale of real estate	13,086	-
Capital expenditures, net of insurance proceeds	(14,038)	(8,185)
Net cash used in investing activities	$(952)	$(8,185)

Cash Flows From Financing Activities
Principal payments of mortgage notes payable and capital lease obligations	$(5,187)	$(12,782)
Proceeds from mortgage notes payable	-	720,000
Proceeds from borrowing on revolving credit facility	4,250	-
Repayments of mortgage notes payable	(13,674)	(663,796)
Payment of exit fee on extinguishment of debt	(206)	(51,886)
Payment of deferred financing costs	(1,055)	(12,320)
Purchase of interest rate caps	(35)	(341)
Payment of common stock dividend	(21,375)	(42,716)
Payment of redeemable preferred stock dividend	(697)	-
Net cash used in financing activities	$(37,979)	$(63,841)
Net increase (decrease) in cash, cash equivalents and restricted cash	(34,065)	29,858
Cash, cash equivalents and restricted cash, beginning of period	92,656	157,485
Cash, cash equivalents and restricted cash, end of period	$58,591	$187,343

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$44,963	$42,234
Cash paid during the period for income taxes	344	326

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Issuance of common stock	$275	$-
Capital lease obligations	345	121
Furniture, fixtures, equipment and other improvements	-	9,975

Reconciliation of NOI to Net Loss
(dollars in thousands)
For the Quarter Ended
June 30, 2019
Total revenues	$116,020
Property operating expense	(74,957)
NOI	41,063

Depreciation and amortization	(20,755)
Interest expense	(23,483)
General and administrative expense	(5,372)
Acquisition, transaction and integration expense	(411)
Loss on extinguishment of debt	(335)
Other expense	(107)
Loss on sale of real estate	(122)
Income tax expense	(64)
Net loss	$(9,586)
Deemed dividend on redeemable preferred stock	(599)
Net loss attributable to common stockholders	$(10,185)
Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD
(dollars and shares in thousands, except per share data)

For the Quarter Ended
June 30, 2019
Net loss attributable to common stockholders	$(10,185)
Adjustments:
Loss on sale of real estate	122
Depreciation and amortization	20,755
FFO	$10,692
FFO per diluted share	$0.13
Acquisition, transaction and integration expense	411
Loss on extinguishment of debt	335
Compensation expense related to transition awards	541
Other expense(1)	139
Normalized FFO	$12,118
Normalized FFO per diluted share	$0.14
Straight-line rent	(147)
Amortization of deferred financing costs	1,097
Amortization of deferred community fees and other(2)	397
Amortization of equity-based compensation	88
AFFO	$13,553
AFFO per diluted share	$0.16
Routine capital expenditures	(2,367)
Normalized FAD	$11,186
Normalized FAD per diluted share	$0.13

Weighted average diluted shares outstanding	83,904

(1) Primarily includes changes in the fair value of financial instruments and casualty related charges.
(2) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)
(dollars in thousands)

	2Q 2019				2Q 2018
	Triple Net Lease Properties	Managed Properties			Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total		IL	AL/MC	Total
Adjusted Same Store Cash NOI(1)	$1,437	$34,936	$5,018	$41,392	$1,398	$34,472	$5,686	$41,555
Non-Same Store Cash NOI	-	-	(79)	(79)	-	-	1,031	1,031
Triple net lease to managed adjustments(2)	-	-	-	-	-	3,625	-	3,625
Straight-line rental revenue	147	-	-	147	186	-	-	186
Amortization of deferred community fees and other(3)	(2)	(472)	77	(397)	(2)	(1,101)	48	(1,055)
Segment / Total NOI	$1,583	$34,464	$5,016	$41,063	$1,582	$36,996	$6,764	$45,342

Depreciation and amortization				(20,755)				(24,521)
Interest expense				(23,483)				(25,755)
General and administrative expense				(5,372)				(3,140)
Acquisition, transaction & integration expense				(411)				(8,683)
Management fees and incentive compensation to affiliate				-				(3,687)
Gain on lease termination				-				40,090
Loss on extinguishment of debt				(335)				(58,544)
Loss on sale of real estate				(122)				-
Other expense				(107)				(32)
Income tax expense				(64)				(151)
Net loss				$(9,586)				$(39,081)
Deemed dividend on redeemable preferred stock				(599)				-
Net loss attributable to common stockholders				$(10,185)				$(39,081)

(1) For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.
(2) Primarily represents straight-line rent for the period during which the properties were owned on a triple net basis.
(3) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.
Reconciliation of Quarter-over-Quarter Cash NOI (unaudited)
(dollars in thousands)

	2Q 2019				1Q 2019
	Triple Net Lease Properties	Managed Properties			Triple Net Lease Properties	Managed Properties
		IL	AL/MC	Total		IL	AL/MC	Total
Adjusted Same Store Cash NOI	$1,437	$34,936	$5,018	$41,392	$1,411	$33,646	$5,084	$40,141
Non-Same Store Cash NOI	-	-	(79)	(79)	-	-	527	527
Straight-line rent	147	-	-	147	173	-	-	173
Amortization of deferred community fees and other(1)	(2)	(472)	77	(397)	(2)	(621)	54	(569)
Segment / Total NOI	$1,583	$34,464	$5,016	$41,063	$1,582	$33,025	$5,665	$40,272

Depreciation and amortization				(20,755)				(20,787)
Interest expense				(23,483)				(23,719)
General and administrative expense				(5,372)				(4,984)
Acquisition, transaction & integration expense				(411)				(650)
Loss on extinguishment of debt				(335)				-
Loss on sale of real estate				(122)				-
Other expense				(107)				(1,245)
Income tax expense				(64)				(80)
Net loss				$(9,586)				$(11,193)
Deemed dividend on redeemable preferred stock				(599)				(598)
Net loss attributable to common stockholders				$(10,185)				$(11,791)

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

2019 Guidance Reconciliation
Reconciliation of Net Loss to FFO, Normalized FFO and AFFO

	Full Year 2019 Guidance
	Per Share
	Low		High
Net loss attributable to common stockholders	$(0.54)	-	$(0.49)
Loss on sale of assets	0.00	-	0.00
Depreciation & amortization	0.99	-	0.99
FFO	$0.45	-	$0.50

Compensation expense related to transition awards	0.03	-	0.03
Other expense	0.02	-	0.02
Loss on extinguishment of debt	0.00	-	0.00
Acquisition, transaction & integration expense	0.02	-	0.02
Normalized FFO	$0.52	-	$0.57

Straight-line rental revenue	(0.01)	-	(0.01)
Amortization of deferred financing costs	0.05	-	0.05
Amortization of deferred community fees & other	0.03	-	0.03
Amortization of equity-based compensation	0.03	-	0.03
AFFO	$0.62	-	$0.67

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this press release. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI and Cash NOI

The Company evaluates the performance of each of its three business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments.

The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and Cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, or classified as held for sale during the comparable periods are excluded from the same store amounts. Accordingly, same store results exclude the performance of the 51 assets that were transitioned from the triple net lease segment to the managed segment as a result of the lease termination in May 2018. Please see the Company’s most recent quarterly report filed with the Securities and Exchange Commission for more information.

Adjusted same store cash NOI adjusts same store cash NOI to include properties transitioned from the Company’s triple net lease segment to the managed segment during the comparative periods. For the period during which the properties were owned on a triple net basis, cash NOI reflects the unaudited operating results provided by the operator, as opposed to the rent recorded by the Company, and excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.

FFO and Other Non-GAAP Measures

We use Funds From Operations ("FFO") and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as GAAP net income (loss) excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write-off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation to the Former Manager recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to our former manager; (g) gain on lease termination; (h) compensation expense related to transition awards; and (i) other items that we believe are not indicative of operating performance, generally reported as “Other (income) expense” in the Consolidated Statements of Operations.

We also use AFFO and Normalized FAD as supplemental measures of our operating performance. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives; and (f) amortization of equity-based compensation expense.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.

Contacts

Contact:
David Smith
(646) 969-2070